                                                               Exhibit 4(i).21




                                  SAFEWAY INC.
                             CANADA SAFEWAY LIMITED
                               LUCERNE FOODS LTD.

           SEVENTH AMENDMENT AND CONSENT DATED AS OF AUGUST 19, 1994
                         TO SECOND AMENDED AND RESTATED
                        WORKING CAPITAL CREDIT AGREEMENT


     This SEVENTH AMENDMENT AND CONSENT dated as of August 19, 1994 (this "Amendment") to the Second Amended and Restated Working Capital Credit Agreement dated as of June 14, 1990, as amended by a First Amendment and Consent dated as of March 22, 1991, a Second Amendment and Consent dated as of June 7, 1991, a Third Amendment and Consent dated as of August 7, 1991, a Fourth Amendment and Consent dated as of November 8, 1991, a Fifth Amendment and Consent dated as of January 28, 1992 and an Extension Agreement and Sixth Amendment and Consent dated as of March 31, 1994 (as so amended, "Working Capital Credit Agreement") is by and among Safeway Inc., a Delaware corporation ("Company"), Canada Safeway Limited, an Alberta corporation ("Safeway Canada"), Lucerne Foods Ltd., an Alberta corporation ("Lucerne"), the financial institutions named on the signature pages hereof ("Banks"), The Bank of Nova Scotia, as paying agent with respect to the Canadian Loans and Bankers' Acceptance Facility ("Canadian Paying Agent"), BT Bank of Canada, as administrative agent with respect to the Canadian Loans and Bankers' Acceptance Facility ("Canadian Administrative Agent"), Bankers Trust Company, as Lead Manager and Agent for the Banks ("Agent"), the Guarantors named on the signature pages hereof ("Guarantors") and the Pledgors named on the signature pages hereof ("Pledgors"). Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Working Capital Credit Agreement.

                                    RECITALS

     WHEREAS, Company proposes to reduce voluntarily the Acquisition Commitments by $50,000,000, and Company, Safeway Canada and Lucerne propose to reduce voluntarily the Working Capital Commitments by $50,000,000;

     WHEREAS, in connection with such commitment reductions, Company, Safeway Canada, Lucerne and Banks have agreed, subject to the terms and conditions of this Amendment, to amend the Working Capital Credit Agreement to modify the amount of commitment fees and interest payable under the Working Capital Credit Agreement and to make certain other modifications to the Working Capital Credit Agreement as set forth herein;

     WHEREAS, Company proposes to amend the Acquisition Credit Agreement and has requested that Banks consent to the amendments to the Acquisition Credit Agreement (as amended prior to the date hereof) to be effected by that certain Seventh Amendment to Second Amended and Restated Credit Agreement dated as of August 19, 1994 (the "Seventh ACA Amendment") by and among Company, the Acquisition Banks, the managers party thereto, the co-managers party thereto, the Acquisition Agent, the guarantors party thereto and the pledgors party thereto;

     WHEREAS, subject to the terms and conditions of this Amendment, Banks, Canadian Paying Agent, Canadian Administrative Agent and Agent are willing to agree to such amendments, it being understood that, pursuant to the definition of Requisite Banks under the Working Capital Credit Agreement, each Domestic Bank having a Canadian Bank Affiliate under the Working Capital Credit Agreement is entitled to execute this Amendment on behalf of its Canadian Bank Affiliate;

     WHEREAS, Guarantors desire expressly to consent to this Amendment and to reaffirm the effectiveness of the First Tier Guaranty, the Second Tier Guaranty, the Safeway Guaranty, the Safeway New Canada Guaranty, the Safeway Canada Guaranty, the Lucerne Guaranty and the Contribution Agreement; and

     WHEREAS, Pledgors desire expressly to consent to this Amendment and to reaffirm the effectiveness of the Company Pledge Agreement, the Safeway Pledge Agreement, the Inventory Pledge Agreement, the First Tier Pledge Agreements, the Second Tier Pledge Agreements, the Safeway Canada Pledge Agreement and the Safeway New Canada Pledge Agreement (collectively, the "Pledge Agreements");

                                   AGREEMENT

     NOW, THEREFORE, in consideration of the terms and conditions herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     SECTION 1.  AMENDMENTS TO WORKING CAPITAL CREDIT AGREEMENT.

     A. Subsection 1.1 of the Working Capital Credit Agreement is hereby amended by adding thereto the following defined terms in the appropriate alphabetical order:

     "'COVERAGE LEVEL' means, for the purposes of determining the Pricing Margin or Usage Fee Rate as of any date of determination on or after the Seventh

  Amendment Effective Date, Coverage Level I, Coverage Level II, Coverage Level III, or Coverage Level IV, as applicable, determined by reference to Company's Interest Coverage Ratio as set forth in the most recent Level Determination Certificate delivered by Company at least one Business Day before such date of determination, as follows:

                   Coverage Level I:   Company's Interest Coverage Ratio
              is greater than or equal to 4.25 to 1.00;

                  Coverage Level II:   Company's Interest Coverage Ratio
              is less than 4.25 to 1.00 but greater than or equal to
              3.75 to 1.00;

                  Coverage Level III:  Company's Interes Coverage Ratio
              is less than 3.75 to 1.00 but greater than or equal to
              3.00 to 1.00;

                  Coverage Level IV:   Company's Interest Coverage Ratio
              is less than 3.00 to 1.00;

     provided, however, that if Company fails to deliver a Level Determination Certificate pursuant to subsection 5.1(xiii) of the Acquisition Credit Agreement setting forth Company's Interest Coverage Ratio as of the last day of any fiscal quarter within 75 days of the end of such fiscal quarter, the Coverage Level shall thereafter be deemed to be Coverage Level IV until such time as Company delivers such Level Determination Certificate. The Coverage Level shall change to the extent necessary to reflect changes in Company's Interest Coverage Ratio, as demonstrated by the delivery of a Level Determination Certificate, on the next Business Day following Company's delivery of such Level Determination Certificate."

              "'PRICING MARGIN' means (A) as of any date of determination prior to the Seventh Amendment Effective Date, .75% per annum or (B) as of any date of deter-mination on or after the Seventh Amendment Effective Date, the percentage (per annum) set forth in the table below which corresponds to Company's Rating Level and Coverage Level as in effect on such date of determination:

                                Pricing Margins

                                            Coverage Levels
                               ---------------------------------------
                               Level I  Level II  Level III   Level IV
                               -------  --------  ---------   ---------
     Rating Levels
     -------------
     Level A                    .4375%    .4375%    .4375%      .4375%
     Level B                    .4375%    .50%      .50%        .50%
     Level C                    .4375%    .50%      .625%       .625%
     Level D                    .4375%    .50%      .625%       .75%





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
     If any determination of the Pricing Margin is erroneous by reason of any error in the determination of the Rating Level or Coverage Level by Company, and as the result of such error, the Pricing Margin during any period is set below or above the Pricing Margin that should, in the absence of such error, have been effective during such period, Company or Banks, as the case may be, shall promptly make payments, or adjust the amount of future payments, to Banks or Company, as the case may be, to the extent necessary to correct for such error."

              "'RATING LEVEL' means, for the purposes of determining the Pricing Margin or Usage Fee Rate as of any date of determination on or after the Seventh Amendment Effective Date, Rating Level A, Rating Level B, Rating Level C, or Rating Level D, as applicable, determined by reference to the highest debt rating (or implied debt rating) assigned to Company's Senior Debt by S&P or Moodys as in effect on such date of determination as follows:

                   Rating Level A:  (a) Company's Senior Debt is rated Baa2
              or better by Moodys or BBB or better by S&P;

                   Rating Level B:  Company's Senior Debt is rated Baa3 by
              Moodys or BBB- by S&P;

                   Rating Level C:  Company's Senior Debt is rated Ba1 by
              Moodys or BB+ by S&P;

                   Rating Level D:  Company's Senior Debt or subordinated debt is not rated by S&P or Moodys or Company's Senior Debt is rated Ba2 or lower by Moodys or BB or lower by S&P.

     For the purposes of determining Company's Rating Level at any time that Company's Senior Debt is not rated by S&P or Moodys but Company's long-term subordinated debt is rated by S&P or Moodys, Company's Senior Debt shall be deemed to have received from S&P or Moodys, as applicable, the second highest rating above the rating received from such rating agency on Company's long-term subordinated debt. The Rating Level shall change as of the opening of business on the next Business Day following any day that S&P or Moodys, as the case may be, changes the rating it assigns to Company's long-term senior or subordinated debt to the extent such change in the Rating Level is necessary to reflect such rating change."

              "'SEVENTH AMENDMENT' means the Seventh Amendment and Consent dated as of August 19, 1994, to Second





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
     Amended and Restated Working Capital Credit Agreement among Company, Safeway Canada, Lucerne, Banks, Canadian Agents, the pledgors named therein and the guarantors named therein."

              "'SEVENTH AMENDMENT EFFECTIVE DATE' means the date the Seventh Amendment becomes effective in accordance with its terms."

              "'USAGE FEE RATE' means (a) as of any date of determination prior to the Seventh Amendment Effective Date, .375% per annum or (b) as of any date of determination on or after the Seventh Amendment Effective Date, the applicable percentage rate (per annum) set forth in the table below which corresponds to Company's Rating Level and Coverage Level as in effect on such date of determination:

                                Usage Fee Rates

                                           Coverage Levels
                               ---------------------------------------
                               Level I  Level II  Level III  Level IV
                               -------  --------  ---------  ---------
     Rating Levels
     -------------
     Level A                    .1375%    .1375%    .1375%     .1375%
     Level B                    .15%      .15%      .15%       .15%
     Level C                    .15%      .20%      .225%      .225%
     Level D                    .15%      .20%      .25%       .375%

     If any determination of the Usage Fee Rate is erroneous by reason of any error in the determination of the Rating Level or Coverage Level by Company, and as the result of such error, the Usage Fee Rate during any period is set below or above the Usage Fee Rate that should, in the absence of such error, have been effective during such period, Company or Banks, as the case may be, shall promptly make payments, or adjust the amount of future payments, to Banks or Company, as the case may be, to the extent necessary to correct for such error."

              B. Subsection 1.1 of the Working Capital Credit Agreement is hereby further amended by amending and restating the definitions of "Drawing Fee" and "Expiry Date" and follows:

              "'DRAWING FEE' means, with respect to the Drafts drawn by Safeway Canada hereunder and accepted or purchased as provided herein on any Drawing Date, an amount equal to the applicable Pricing Margin multiplied by the aggregate Face Amount of such Drafts, calculated, in each case, on the basis of the term to maturity of such Draft and a year of 365 days."





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
              "'EXPIRY DATE' means August 7, 1998, which date reflects a one year extension requested by Canadian Borrowers pursuant to subsection 2.1F and shall not be subject to any further extension thereunder."

              C. Subsection 1.2 of the Working Capital Credit Agreement is hereby amended by adding thereto the following terms in the appropriate alphabetical order:

                      "Consolidated Adjusted EBITDA"
                      "Consolidated Interest Expense"
                      "Interest Coverage Ratio"
                      "Level Determination Certificate"
                      "Moodys"
                      "Senior Debt"
                      "S&P"

              D. Subsection 2.1A of the Working Capital Credit Agreement is hereby amended by deleting the phrase "clause (c) of" from the fourth-to-last line thereof.

              E. Subsection 2.2A of the Working Capital Credit Agreement is hereby amended by deleting the term ".75% per annum" from clauses (ii)(c) and (iii)(b) and substituting therefor the term "the applicable Pricing Margin per annum".

              F. Subsection 2.3A of the Working Capital Credit Agreement is hereby amended by deleting the phrase ".375% per annum" therefrom and substituting therefor the phrase "the applicable Usage Fee Rate".

              SECTION 2. INCORPORATION BY REFERENCE FROM ACQUISITION CREDIT AGREEMENT OF THE SEVENTH ACA AMENDMENT.

              Banks hereby agree and consent to the Seventh ACA Amendment, substantially in the form attached hereto as Annex A, and to all of the amendments and modifications to the Acquisition Credit Agreement effected by the Seventh ACA Amendment. It is hereby agreed that all definitions, representations, warranties, covenants and other provisions contained in the Acquisition Credit Agreement which are incorporated in the Working Capital Credit Agreement by reference (the "Incorporated Provisions") are so incorporated in the form in which such Incorporated Provisions exist in the Acquisition Credit Agreement, as amended by the Seventh ACA Amendment, subject to the proviso set forth in subsection 1.5 of the Amended Working Capital Credit Agreement.

              SECTION  3.      WORKING CAPITAL COMMITMENT REDUCTION.





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
              Canadian Borrowers and Banks hereby agree that concurrent with the effectiveness of this Amendment, the Working Capital Commitments shall, pursuant to subsection 2.4E of the Working Capital Credit Agreement, automatically be reduced by $50,000,000 so as to equal $400,000,000, such reduction to be applied to reduce the Working Capital Commitments of Banks in accordance with their respective Pro Rata Shares.

              SECTION  4.      REPRESENTATIONS AND WARRANTIES.

              In order to induce Banks to enter into this Amendment, Company, Safeway Canada, and Lucerne each represent and warrant (which representations and warranties in the case of Safeway Canada and Lucerne, as the case may be, shall be limited to Safeway Canada and its Subsidiaries and Lucerne and its Subsidiaries, respectively, and other facts and circumstances known to Safeway Canada and its Subsidiaries, or Lucerne and its Subsidiaries, as the case may
be) to each Bank that:

              A. No event would result from the execution of this Amendment and, after giving effect to this Amendment, no event has occurred or is continuing which constitutes an Event of Default or Potential Event of Default;

              B. The representations and warranties of Company contained in the Working Capital Credit Agreement, as amended by this Amendment (the "Amended Working Capital Credit Agreement") are true, correct and complete in all material respects on and as of the date hereof to the same extent as though made on and as of the date hereof except that the representations and warranties need not be true and correct to the extent that changes in the facts and conditions on which such representations and warranties are based are required or permitted under the Amended Working Capital Credit Agreement;

              C. This Amendment, the Amended Working Capital Credit Agreement, and the consummation of the transactions contemplated hereby or thereby do not and will not (i) violate any provisions of law applicable to Company or any of its Subsidiaries, the Certificate of Incorporation or Bylaws of Company or any of its Subsidiaries, or any order, judgment or decree of any court or other agency of government binding on Company or any of its Subsidiaries, or (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under, the indentures pursuant to which any outstanding Subordinated Indebtedness (including, without limitation, the Senior Subordinated Indebtedness) has been issued (the "Indentures") or any term of any other material agreement or instrument to which Company or any of its Subsidiaries is a party or by which any of their properties or assets are bound;

              D. If the Working Capital Commitments were fully utilized as of the date hereof, all indebtedness of Company with respect to the Loans under the Amended Working Capital Credit Agreement and all indebtedness of Company under the Company Guaranty with respect to (i) monies borrowed by the Canadian Borrowers under the Amended Working Capital Credit Agreement and (ii) amounts owed by Safeway Canada with respect to repayment of Drafts, Bankers' Acceptances and Bankers' Acceptance Equivalent Notes issued under the Amended Working Capital Credit Agreement would be within the definition of "Senior Indebtedness" contained in the Indentures;

              E. All monetary obligations of Company, Safeway Canada and Lucerne now or hereafter existing under or in respect of the Amended Working Capital Credit Agreement, whether for principal, interest, fees or otherwise, are within the definition of "Guarantied Obligations" contained in the Contribution Agreement, the First Tier Guaranty, the Second Tier Guaranty and the Safeway Guaranty and all such monetary obligations of Company are within the definition of "Senior Secured Obligations" contained in the Company Pledge Agreement and the Inventory Pledge Agreement and the Collateral Agent is entitled to the benefit of the Liens created pursuant to the Collateral Documents referred to in this sentence with respect to all such obligations of Company. The obligations of each First Tier Subsidiary and each Domestic Second Tier Subsidiary under the First Tier Guaranty and the Second Tier Guaranty, respectively, are within the definition of "Secured Obligations" contained in the First Tier Pledge Agreements and the Second Tier Pledge Agreements and the Collateral Agent is entitled to the benefit of the Liens created pursuant to the Collateral Documents referred to in this sentence to which such First Tier Subsidiary or Domestic Second Tier Subsidiary is a party with respect to all such obligations of such Subsidiary;

              F. All monetary obligations of Safeway Canada or Lucerne now or hereafter existing under or in respect of the Amended Working Capital Credit Agreement, whether for principal, interest, fees or otherwise, are within the definition of "Guarantied Obligations" contained in the Safeway Canada Guaranty and the Lucerne Guaranty, as applicable, and, with the exception of the aforementioned obligations of Lucerne, are within the definition of "Secured Obligations" contained in the Safeway Canada Pledge Agreement and the Canadian Administrative Agent is entitled to the benefit of the Liens created pursuant to the Collateral Documents referred to in this sentence with respect to all such obligations of Safeway Canada or Lucerne;

              G. Each Loan Party has performed in all material respects all agreements and satisfied all conditions which the Working Capital Credit Agreement and this Amendment provide shall be performed by it on or before the date hereof;

              H. The Guarantors mean and include Company, Safeway New Canada, Safeway Canada, Lucerne and all of the First Tier Subsidiaries, Safeway Warehouse, Inc., all of the Second Tier Subsidiaries (including ICC Subsidiary) and all of the Domestic Third Tier Subsidiaries presently owned either directly or indirectly by Company;

              I. The Pledgors mean and include Company, Safeway New Canada, Safeway Canada and all of the First Tier Subsidiaries and all of the Second Tier Subsidiaries (including ICC Subsidiary);

              J. The execution, delivery and performance by Company of this Amendment are within the corporate power of Company and have been duly authorized by all necessary corporate action on the part of Company, and this Amendment and the Amended Working Capital Credit Agreement constitute the valid and binding obligations of Company enforceable against Company in accordance with their respective terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights generally; and

              K. Each Working Capital Guaranty and the Contribution Agreement shall continue in full force and effect and remain the valid and binding obligations of the Guarantors party thereto enforceable against the Guarantors party thereto in accordance with their respective terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights generally. The Pledge Agreements shall continue in full force and effect and remain the valid and binding obligations of the Pledgors party thereto, enforceable against the Pledgors party thereto in accordance with their respective terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights generally.





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
              SECTION  5.      CONDITIONS TO EFFECTIVENESS.

              This Amendment shall become effective as of the first date Agent, on behalf of Banks, shall have received all of the following in form and substance satisfactory to Agent (the "Seventh Amendment Effective Date"):

              A. Resolutions of the Board of Directors of Company, Safeway Canada and Lucerne authorizing and approving the execution, delivery and performance of this Amendment and resolutions of the Board of Directors of each Guarantor and each Pledgor authorizing and approving the execution and delivery of this Amendment, in each case certified by the corporate secretary or an assistant secretary of Company, Safeway Canada, Lucerne, each Guarantor and each Pledgor, as the case may be, as of the Seventh Amendment Effective Date;

              B. A certificate of the corporate secretary or an assistant secretary of Company, Safeway Canada, Lucerne, each Guarantor and each Pledgor which shall certify, as of the Seventh Amendment Effective Date, the names and offices of the officers of Company, Safeway Canada, Lucerne, each Guarantor and each Pledgor authorized to sign this Amendment;

              C. A counterpart hereof executed by a duly authorized officer of Company, Banks, Canadian Paying Agent, Canadian Administrative Agent and Agent, each Guarantor and each Pledgor or in the case of any Bank, telecopy or telephone confirmation from such Bank of its execution hereof; and

              D. The Seventh ACA Amendment, which shall have become effective in accordance with its terms.

              SECTION 6. THE WORKING CAPITAL GUARANTIES AND THE CONTRIBUTION AGREEMENT.

              In order to induce Banks to enter into this Amendment, each Guarantor represents and warrants to each Bank that the execution, delivery and performance by such Guarantor of this Amendment are within the corporate power of such Guarantor and have been duly authorized by all necessary corporate action on the part of such Guarantor and that this Amendment constitutes the valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights generally.





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
              Each Guarantor agrees to and acknowledges the terms and provisions of this Amendment and acknowledges and confirms that each Working Capital Guaranty to which it is a party will, from and after the Seventh Amendment Effective Date, continue to guaranty to the fullest extent possible the payment and performance of the Guarantied Obligations (as that term is defined in each Working Capital Guaranty) and, furthermore, that from and after the Seventh Amendment Effective Date, each such Working Capital Guaranty will also guaranty, to the fullest extent possible, the performance of all obligations (including, without limitation, due and punctual payment of all amounts) under, referred to in, or contemplated by this Amendment by the principal debtor(s) whose obligations are guaranteed by the particular Guarantor and the Guarantied Obligations (as defined in each Working Capital Guaranty) shall include all such obligations of the principal debtor(s). Each Guarantor (other than Safeway Canada and Lucerne) agrees and acknowledges that the Contribution Agreement will continue to establish the rights and obligations of contribution among Guarantors with respect to the payment and performance of all Guarantied Obligations (as that term is defined in the Contribution Agreement). Without limiting the generality of the foregoing, each Guarantor hereby acknowledges and confirms the understanding and intent of such Guarantor that, upon the effectiveness of this Amendment, as a result of this Amendment, the definition of "Working Capital Obligations" contained in the Working Capital Credit Agreement includes the obligations of Borrowers set forth in the Amended Working Capital Credit Agreement and that the obligations of any Borrower guarantied under any Working Capital Guaranty shall include the obligations of such Borrower under the Amended Working Capital Credit Agreement.

              Each Guarantor agrees and acknowledges that each Working Capital Guaranty to which it is a party and, to the extent that such Guarantor is also a party thereto, the Contribution Agreement shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or affected by the execution of this Amendment. Each Guarantor represents and warrants that all representations and warranties contained in this Amendment and the Working Capital Guaranty to which it is a party are true, correct and complete as of the date hereof to the same extent as though made on such date except that the representations and warranties need not be true and correct to the extent that changes in the facts and conditions on which such representations and warranties are based are required or permitted under such agreements.

              SECTION  7.      THE PLEDGE AGREEMENTS.

              In order to induce Banks to enter into this Amendment, each Pledgor represents and warrants to each Bank that the execution, delivery and performance by each Pledgor of this Amendment are within the corporate power of such Pledgor and have been duly authorized by all necessary corporate action on the part of such Pledgor and that this Amendment constitutes the valid and binding obligation of such Pledgor, enforceable against such Pledgor in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights generally.

              Each Pledgor agrees to and acknowledges the terms and provisions of this Amendment and confirms that the Pledge Agreements to which it is a party and the Pledged Collateral (as that term is defined in each such Pledge Agreement) will continue to secure to the fullest extent possible the payment and performance of all Senior Secured Obligations (as that term is defined in the Company Pledge Agreement, the Safeway Pledge Agreement and the Inventory Pledge Agreement) and all Secured Obligations (as that term is defined in the Safeway Canada Pledge Agreement, the Safeway New Canada Pledge Agreement, each First Tier Pledge Agreement and each Second Tier Pledge Agreement), and furthermore, that from and after the Seventh Amendment Effective Date, each such Pledge Agreement will also secure, to the fullest extent possible, the performance of all obligations (including, without limitation, due and punctual payment of all amounts) under, referred to in, or contemplated by this Amendment of each Borrower or Pledgor whose Working Capital Obligations are secured by any such Pledge Agreement. Without limiting the generality of the foregoing, each Pledgor hereby acknowledges and confirms the understanding and intent of such Pledgor that, upon the effectiveness of this Amendment, as a result of this Amendment, the definition of "Working Capital Obligations" contained in the Working Capital Credit Agreement includes the obligations of Borrowers set forth in the Amended Working Capital Credit Agreement and that the obligations of any Borrower secured under any Pledge Agreement shall include the obligations of such Borrower under the Amended Working Capital Credit Agreement.

              Each Pledgor agrees and acknowledges that the Pledge Agreement to which it is a party shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or affected by the execution of this Amendment. Each Pledgor represents and warrants that all representations and warranties contained in this Amendment and the Pledge Agreement to which it is a party are true, correct and complete as of the date hereof to the same extent as though made on such date except that the representations and warranties need not be true and correct to the extent that changes in the facts and conditions on which such representations and warranties are based are required or permitted under such agreements.

              SECTION  8.      COUNTERPARTS.

              This Amendment may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

              SECTION  9.      EFFECT OF AMENDMENT.

              It is hereby agreed that, except as specifically provided herein, this Amendment does not in any way affect or impair the terms and conditions of the Working Capital Credit Agreement, and all terms and conditions of the Working Capital Credit Agreement are to remain in full force and effect unless otherwise specifically amended, waived or changed pursuant to the terms and conditions of this Amendment.

              SECTION  10.     APPLICABLE LAW.

              THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO AND ALL OTHER ASPECTS HEREOF SHALL BE DEEMED TO BE MADE UNDER, SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK.


                  [Remainder of Page Intentionally Left Blank]

              WITNESS the due execution hereof by the respective duly authorized officers of the undersigned as of the date first written above.


                                           SAFEWAY INC., (as a Borrower,
                                           Guarantor and Pledgor)


                                           By __________________________________
                                              Name:
                                              Title:


                                           CANADA SAFEWAY LIMITED, (as a
                                           Borrower, Guarantor and Pledgor)


                                           By __________________________________
                                              Name:
                                              Title:


                                           LUCERNE FOODS LTD., (as a Borrower
                                           and Guarantor)


                                           By __________________________________
                                              Name:
                                              Title:


                                           BANKERS TRUST COMPANY, individually
                                           as a Domestic Bank and as Agent and
                                           on behalf of its Canadian
                                           Bank Affiliate


                                           By __________________________________
                                              Name:
                                              Title:


                                           BT BANK OF CANADA, individually as
                                           a Canadian Bank and as Canadian
                                           Administrative Agent


                                           By __________________________________
                                              Name:
                                              Title:

                                        THE BANK OF NOVA SCOTIA, individually
                                        as a Domestic Bank and Canadian Bank
                                        and as Canadian Paying Agent


                                        By __________________________________
                                           Name:
                                           Title:


                                        BANK OF MONTREAL, as a Domestic Bank
                                        and a Canadian Bank


                                        By __________________________________
                                           Name:
                                           Title:


                                        CHEMICAL BANK, as a Domestic Bank


                                        By __________________________________
                                           Name:
                                           Title:


                                        CHEMICAL BANK OF CANADA, as a
                                        Canadian Bank


                                        By __________________________________
                                           Name:
                                           Title:


                                        By __________________________________
                                           Name:
                                           Title:


                                        ROYAL BANK OF CANADA, as a Domestic
                                        and Canadian Bank


                                        By __________________________________
                                           Name:
                                           Title:

                                        THE CHASE MANHATTAN BANK, N.A., as
                                        a Domestic Bank and on behalf of
                                        its Canadian Bank Affiliate


                                        By __________________________________
                                           Name:
                                           Title:


                                        BANK OF AMERICA NATIONAL TRUST AND
                                        SAVINGS ASSOCIATION, as a Domestic
                                        Bank and on behalf of its
                                        Canadian Bank Affiliate


                                        By __________________________________
                                           Name:
                                           Title:


                                        CITIBANK, N.A., as a Domestic Bank
                                        and on behalf of its Canadian Bank
                                        Affiliate


                                        By __________________________________
                                           Name:
                                           Title:


                                        THE BANK OF TOKYO - SAN FRANCISCO
                                        AGENCY, as a Domestic Bank and on
                                        behalf of its Canadian Bank
                                        Affiliate


                                        By __________________________________
                                           Name:
                                           Title:


                                        BARCLAYS BANK OF CANADA, as a Domestic
                                        Bank and a Canadian Bank


                                        By __________________________________
                                           Name:
                                           Title:

                                        THE SUMITOMO BANK, LIMITED, as a
                                        Domestic Bank and on behalf of its
                                        Canadian Bank Affiliate


                                        By __________________________________
                                           Name:
                                           Title:


                                        CREDIT LYONNAIS LOS ANGELES BRANCH, as
                                        a Domestic Bank and on behalf of its
                                        Canadian Bank Affiliate


                                        By __________________________________
                                           Name:
                                           Title:


                                        ABN AMRO N.V., as a Domestic Bank and on behalf of its Canadian Bank Affiliate


                                        By __________________________________
                                           Name:
                                           Title:


                                        By __________________________________
                                           Name:
                                           Title:


                                        THE INDUSTRIAL BANK OF JAPAN, LTD.,
                                        as a Domestic Bank


                                        By __________________________________
                                           Name:
                                           Title:


                                        THE INDUSTRIAL BANK OF JAPAN (CANADA),
                                        as a Canadian Bank


                                        By __________________________________
                                           Name:
                                           Title:

                                           BANQUE NATIONALE DE PARIS, as a
                                           Domestic Bank and on behalf of
                                           its Canadian Bank Affiliate


                                           By __________________________________
                                              Name:
                                              Title:


                                           By __________________________________
                                              Name:
                                              Title:

                                           BANQUE NATIONALE DE PARIS (CANADA),
                                           as a Canadian Bank


                                           By __________________________________
                                              Name:
                                              Title:


                                           By __________________________________
                                              Name:
                                              Title:


                                           CIBC INC., as a Domestic Bank and
                                           Canadian Bank


                                           By __________________________________
                                              Name:
                                              Title:



                                           BANK HAPOALIM, as a Domestic Bank


                                           By __________________________________
                                              Name:
                                              Title:


                                           By __________________________________
                                              Name:
                                              Title:

                                   BANK HAPOALIM (CANADA), as a Canadian Bank


                                   By __________________________________
                                      Name:
                                      Title:


                                   By __________________________________
                                      Name:
                                      Title:


                                   THE SAKURA BANK, LIMITED, as a
                                   Domestic Bank


                                   By __________________________________
                                      Name:
                                      Title:


                                   SAKURA BANK (CANADA), as a Canadian Bank


                                   By __________________________________
                                      Name:
                                      Title:

                                       GUARANTORS AND PLEDGORS:

                                       SAFEWAY NEW CANADA, INC.


                                       By ___________________________________
                                          Name:
                                          Title:


                                       FIRST TIER SUBSIDIARIES:

                                       SAFEWAY AUSTRALIA HOLDINGS, INC.

                                       SAFEWAY CANADA HOLDINGS, INC.

                                       SAFEWAY U.S. HOLDINGS, INC.

                                       SAFEWAY WAREHOUSE, INC.



                                       By ___________________________________
                                          As an authorized officer of each of
                                          the foregoing First Tier Subsidiaries


                                       DOMESTIC SECOND TIER SUBSIDIARIES:

                                       SAFEWAY SOUTHERN CALIFORNIA, INC.

                                       SAFEWAY DENVER, INC.

                                       SAFEWAY RICHMOND, INC.

                                       SAFEWAY DALLAS, INC. (formerly
                                       named "SAFEWAY WASHINGTON, D.C.,
                                       INC.")

                                       SAFEWAY SUPPLY, INC.

                                       SAFEWAY CORPORATE, INC.

                                       SAFEWAY TRUCKING, INC.


                                       By __________________________________
                                          As an authorized officer of each
                                          of the foregoing Domestic Second Tier
                                          Subsidiaries

DOMESTIC THIRD TIER SUBSIDIARIES:

SAFEWAY STORES 18, INC.                         SAFEWAY STORES 72, INC.
SAFEWAY STORES 26, INC.                         SAFEWAY STORES 73, INC.
SAFEWAY STORES 28, INC.                         SAFEWAY STORES 74, INC.
SAFEWAY STORES 31, INC.                         SAFEWAY STORES 75, INC.
SAFEWAY STORES 42, INC.                         SAFEWAY STORES 76, INC.
SAFEWAY STORES 43, INC.                         SAFEWAY STORES 77, INC.
SAFEWAY STORES 44, INC.                         SAFEWAY STORES 78, INC.
SAFEWAY STORES 45, INC.                         SAFEWAY STORES 79, INC.
SAFEWAY STORES 46, INC.                         SAFEWAY STORES 80, INC.
SAFEWAY STORES 47, INC.                         SAFEWAY STORES 81, INC.
SAFEWAY STORES 48, INC.                         SAFEWAY STORES 82, INC.
SAFEWAY STORES 49, INC.                         SAFEWAY STORES 85, INC.
SAFEWAY STORES 50, INC.                         SAFEWAY STORES 86, INC.
SAFEWAY STORES 58, INC.                         SAFEWAY STORES 87, INC.
SAFEWAY STORES 59, INC.                         SAFEWAY STORES 88, INC.
SAFEWAY STORES 64, INC.                         SAFEWAY STORES 89, INC.
SAFEWAY STORES 67, INC.                         SAFEWAY STORES 90, INC.
SAFEWAY STORES 68, INC.                         SAFEWAY STORES 91, INC.
SAFEWAY STORES 69, INC.                         SAFEWAY STORES 92, INC.
SAFEWAY STORES 70, INC.                         SAFEWAY STORES 96, INC.
SAFEWAY STORES 71, INC.                         SAFEWAY STORES 97, INC.
                                                SAFEWAY STORES 98, INC.


                                By ____________________________________
                                   As an authorized officer of each of
                                   the foregoing Domestic Third Tier
                                   Subsidiaries